Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Trintech Group PLC Share Option Scheme, as amended, of our report dated April 26, 2006, with respect to the consolidated financial statements and schedule of Trintech Group PLC included in its Annual Report (Form 20-F) for the fiscal year ended January 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young
Ernst & Young
Dublin, Ireland

October 13, 2006